Exhibit 99.1

Arlo Adopts New Stock Repurchase Program

Carlsbad, California – October 27, 2026 – Arlo Technologies, Inc. (NYSE: ARLO), a leading provider of smart home security services, recently announced that its Board of Directors has approved the repurchase of up to an aggregate of $100 million of shares of its common stock through December 31, 2028, using open market purchases in a manner deemed to be in the best interests of the company and its stockholders.

“The authorization of a new stock repurchase program of this magnitude reflects our board and management’s belief that our shares are undervalued relative to the company’s long-term value. This program underscores our commitment to delivering value to stockholders while continuing to invest in other pillars of our capital allocation plan,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “We believe the new repurchase program also sends a powerful message with respect to the confidence in our business and future growth opportunities.”

The repurchase of up to an aggregate of $100 million of Arlo’s common stock will be effected through open market purchases in a manner deemed to be in the best interests of the company and its stockholders, considering the economic cost and prevailing market conditions, including the relative trading prices and volumes of Arlo’s common stock. The repurchases are expected to be effected pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The stock repurchase program is expected to continue through December 31, 2028 unless extended or shortened by the Board of Directors.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. Arlo has recently launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo’s subscription service, Arlo Secure.

As an American company with a 12-year history of respecting customer privacy, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2026 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding the number and dollar amount of shares, if any, that ultimately will be repurchased by Arlo; the timing of any repurchases under the stock repurchase program; potential benefits of the stock repurchase program, including sending a powerful message with respect to the confidence in Arlo’s business and future growth opportunities; Arlo’s long-term value and future growth opportunities; Arlo’s commitment to delivering value to stockholders; Arlo’s capital allocation plan; and others. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including the following: stock price volatility may inhibit the stock repurchase program; Arlo and its stockholders may not realize the benefits of the stock repurchase program; future demand for Arlo’s products may be lower than anticipated; Arlo may be unsuccessful in developing and expanding its sales and marketing capabilities; Arlo may not be able to increase sales of its paid subscription services; consumers may choose not to adopt Arlo’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; Arlo may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; changes to trade agreements, trade policies, increased tariffs and import/export regulations may negatively effect Arlo’s business and supply chain expenses; global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine or China-Taiwan relations may disrupt Arlo’s ability to execute its business plan in a timely manner or at all; and Arlo may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of Arlo’s existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Further information on potential risk factors that could affect Arlo’s business are detailed in Arlo’s periodic filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the SEC and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Source: Arlo-F

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com